EXHIBIT 99.1

UFP Technologies Announces Record Q1 Results

NEWBURYPORT, Mass., May 06, 2025 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions primarily for the medical market, today reported net income of $17.2 million or $2.21 per diluted common share outstanding for its first quarter ended March 31, 2025, compared to net income of $12.7 million or $1.64 per diluted common share outstanding for the first quarter of 2024. Net Sales for the first quarter were $148.1 million compared to 2024 first quarter sales of $105.0 million. Throughout this news release, reference is made to non-GAAP measures including organic sales growth, adjusted operating income, adjusted SG&A, adjusted net income and EPS, and EBITDA and adjusted EBITDA. Please see “Non-GAAP Financial Information” at the end of this news release.

“I am very pleased with our first quarter results and continued progress on a number of key strategic fronts,” said R. Jeffrey Bailly, Chairman & CEO. “In Q1, revenue grew 41%, operating income grew 45%, and net income grew 35%. Our MedTech business grew 50%, driven by strong demand in the Safe Patient Handling space. Our Interventional and Surgical, Infection Prevention, Orthopedics, and Advanced Wound Care market segments also recorded strong results, with each growing more than 25%. Our recent acquisitions were solid contributors to this growth. MedTech organic growth was 5.4%, despite a 6% decline in Robotic Surgery sales, which are expected to grow modestly this year following an inventory build by our largest customer in 2024. Overall, organic growth was 2.3%. Our Advanced Components business declined 15% as we continue to focus resources on our fastest-growing MedTech opportunities.”

“During the quarter, we executed an agreement with our second-largest customer that provides exclusive manufacturing rights for a significant portion of our Safe Patient Handling business through June 2030,” said Bailly. “To accommodate growing demand in this space, we have roughly doubled the size of our Santiago, Dominican Republic manufacturing operation. We also made important progress in our other Dominican Republic expansion plans. We have committed to a fifth building at our La Romana Robotic Surgery campus and installed and qualified new equipment lines for two robotic surgery programs scheduled to launch in the second half of the year. These programs should generate significant revenue in 2026 and beyond as a result of our agreement.”

“We are also continuing our efforts on the acquisition front, and currently evaluating multiple opportunities,” said Bailly. “We recently closed on a small fold-in acquisition that fits very nicely with our recent purchase of AJR Enterprises. It’s a former sister company of AJR, located in the same facility, that brings us much-needed manufacturing space, capacity, and direct labor talent to help us meet growing customer demand. In addition, our balance sheet has strengthened as we continue to pay down debt. And our pipeline of new opportunities, both internal and external growth, is substantial and growing. For these reasons and more, we remain excited about our future.”

Financial Highlights:

  Sales for the first quarter increased 41.1% to $148.1 million, from $105.0 million in the first quarter of 2024. First quarter sales to the medical market increased 50.4% to $135.4 million from $90.0 million in the first quarter of 2024. First quarter sales to all other markets decreased 15.0% to $12.7 million from $15.0 million in the first quarter of 2024. Organic sales growth for the first quarter was 2.3%.
  Gross profit as a percentage of sales (“gross margin”) decreased slightly to 28.5% for the first quarter of 2025, from 28.6% in the first quarter of 2024.
  Selling, general, and administrative expenses (“SG&A”) for the first quarter increased 34.6% to $18.7 million compared to $13.9 million in the first quarter of 2024. As a percentage of sales, SG&A decreased to 12.6% in the first quarter of 2025 compared to 13.2% in the first quarter of 2024. Adjusted SG&A increased 27.5% to $16.3 million in the first quarter of 2025 from $12.8 million in the same period of 2024. As a percentage of sales, adjusted SG&A decreased to 11.0% in the first quarter of 2025 from 12.2% in the same period of 2024.
  Operating income for the first quarter of 2025 increased 45.2% to $23.1 million, from $15.9 million in the first quarter of 2024. Adjusted operating income for the first quarter increased 49.5% to $25.8 million from $17.3 million in the first quarter of 2024.
  Net income increased 35.4% to $17.2 million in the first quarter of 2025, from $12.7 million in the first quarter of 2024. Adjusted net income increased 40.1% to $19.2 million in the first quarter of 2025, from $13.7 million in the first quarter of 2024.
  Earnings per share increased to $2.21 per diluted share outstanding in the first quarter of 2025, from $1.64 in the first quarter of 2024. Adjusted earnings per diluted share outstanding increased to $2.47 in the first quarter of 2025, from $1.77 in the same period of 2024.
  Adjusted EBITDA increased 45.9% to $30.2 million from $20.7 million in the first quarter of 2024.

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to many of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Consolidated Condensed Statements of Income (in thousands, except per share data) (unaudited)
	Three Months Ended
	March 31,
	2025	2024
Net sales	$148,148	$105,009
Cost of sales	105,997	74,926
Gross profit	42,151	30,083
Selling, general and administrative expenses	18,725	13,912
Acquisition Costs	37	-
Change in fair value of contingent consideration	263	238
Loss on disposal of fixed assets	-	9
Operating income	23,126	15,924
Interest expense, net	2,809	631
Other expense (income)	36	(42)
Income before income tax expense	20,281	15,335
Income tax expense	3,097	2,642
Net income	$17,184	$12,693

Net income per share outstanding	$2.24	$1.66
Net income per diluted share outstanding	$2.21	$1.64

Weighted average shares outstanding	7,688	7,651
Weighted average diluted shares outstanding	7,776	7,737

UFP Technologies Consolidated Condensed Balance Sheets (in thousands) (unaudited)
	March 31,	December 31,
	2025	2024
Assets:
Cash and cash equivalents	$14,028	$13,450
Receivables, net	93,779	84,677
Inventories	89,839	87,536
Other current assets	8,240	9,282
Net property, plant, and equipment	71,506	70,564
Goodwill	190,558	189,657
Intangible assets, net	142,668	144,252
Other assets	32,024	29,577
Total assets	$642,642	$628,995
Liabilities and equity:
Accounts payable	$29,702	$24,269
Current installments, net of long-term debt	12,500	12,500
Other current liabilities	37,672	39,526
Long-term debt, excluding current installments	170,250	176,875
Other liabilities	31,844	33,065
Total liabilities	281,968	286,235
Total equity	360,674	342,760
Total liabilities and stockholders' equity	$642,642	$628,995

Conference Call

The Company has scheduled a conference call on Tuesday, May 6, 2025, at 10:00 AM Eastern time. Participants may join the call using the following dial-in numbers:

  Toll-Free: 1-888-243-4451

  International: 1-412-542-4135

A live webcast of the conference call and accompanying materials will be available at www.ufpt.com.
A replay of the webcast will be accessible following the event on the Company’s Investor Relations website at https://ufpt.com/investors/.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance; the continuing operation of the Company’s locations, the maintenance of its facilities and the sufficiency of the Company’s supply chain, inventory, liquidity and capital resources, including increased costs in connection with such efforts; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding customer demand and the impact of long-term customer and vendor agreements; and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation, the war in Ukraine, or otherwise; risks associated with governmental regulations and/or sanctions affecting the import and export of products, including global trade barriers, additional taxes, tariff increases, cash repatriation restrictions, retaliations and boycotts between the U.S. and other countries; risks associated with domestic, regional and global political risks and uncertainties; risks associated with our or third-party use of artificial intelligence technologies; risks relating to the Company’s ability to achieve anticipated benefits of acquisitions and other risks; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks associated with new product and program launches; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; the risk that our two largest customers, on whom we depend for a substantial portion of our annual revenues, will not purchase the expected volume of goods under the supply agreements we have entered into with them because, among other things, they no longer require the products at all or to the degree they anticipated or because, among other things, Intuitive Surgical SARL, our largest customer, decides to manufacture the products itself or through one of its affiliates it obtains the products from other listed suppliers specified in our agreement; the risk that we will not achieve expected rebates under the applicable supply agreement; risks relating to our ability to maintain increased levels of production at profitable levels, if at all; or to continue to increase production rates and risks relating to disruptions and delays in our supply chain or labor force and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.

Non-GAAP Financial Information

This news release includes non-generally accepted accounting principles (“GAAP”) performance measures. Management considers Organic Sales Growth, Adjusted SG&A, Adjusted Operating Income, Adjusted Net Income, EBITDA and Adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Organic Sales Growth Rate Reconciliation (in thousands)

	Three Months Ended
	March 31,
	2025	2024
Overall Net Sales	$148,148	$105,009
Net Sales from Acquired Operations	(40,678)	-
Organic Sales	$107,470	$105,009

Organic Growth Sales Rate	2.3%

Adjusted Operating Income Reconciliation (in thousands)

	Three Months Ended
	March 31,
	2025	2024
Operating income (GAAP)	$23,126	$15,924
Adjustments:
Acquisition Costs	37	-
Change in fair value of contingent consideration	263	238
Amortization of Intangible Assets	2,387	1,099
Loss on disposal of fixed assets	-	9
Adjusted operating income (Non-GAAP)	$25,813	$17,270

Adjusted Selling General and Administrative Expenses (SG&A) (in thousands)

	Three Months Ended
	March 31,
	2025	2024
SG&A (GAAP)	$18,725	$13,912
Adjustments:
Amortization of Intangible Assets	(2,387)	(1,099)
Adjusted SG&A (Non-GAAP)	$16,338	$12,813
Adjusted SG&A as a % of sales	11.0%	12.2%

Adjusted Net Income and Diluted Common Share Outstanding Reconciliation (in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Net Income (GAAP)	$17,184	$12,693
Adjustments (net of taxes):
Acquisition Costs	37	-
Change in fair value of contingent consideration	263	238
Amortization of intangibles	2,387	1,099
Loss on disposal of fixed assets	-	9
Taxes on Adjustments	(665)	(333)
Adjusted net income (Non-GAAP)	$19,206	$13,706

Adjusted Net Income per diluted share outstanding (Non-GAAP)	$2.47	$1.77
Weighted average diluted common shares outstanding	7,776	7,737

EBITDA Reconciliation (in thousands)

	Three Months Ended
	March 31,
	2025		2024
Net Income (GAAP)	$17,184		$12,693
Income tax expense	3,097		2,642
Interest expense, net	2,809	-	631
Depreciation	2,247		1,899
Amortization of intangible assets	2,387		1,099
EBITDA (Non-GAAP)	$27,724		$18,964
Adjustments:
Share based compensation	$2,212		$1,513
Acquisition Costs	37		-
Change in fair value contingent consideration	263		238
Loss on disposal of fixed assets	-		9
Adjusted EBITDA (Non-GAAP)	$30,236		$20,724

UFP Technologies, Inc.
100 Hale Street
Newburyport, MA 01950 USA

www.ufpt.com
Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com